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                                                                    EXHIBIT 10.4

               PROGRAM FOR ACCOUNTS RECEIVABLE TRANSFER AGREEMENT

THIS PROGRAM FOR ACCOUNTS RECEIVABLE TRANSFER AGREEMENT is made this 9th day of April, 2003 between BANK OF AMERICA, N.A. (together with any successor, "BofA") and APPLIED MATERIALS, INC., a Delaware corporation ("Client").

                                    Recitals

Client from time to time will own accounts receivable resulting from Client's, or Client's wholly-owned subsidiaries', sale of products or services. Client wishes to sell certain accounts receivable to BofA in accordance with the terms hereof. For purposes hereof, terms defined in Annex I hereto shall have the respective meanings assigned therein.

Therefore, for good and valuable consideration, the parties agree as follows:

         1.       Purchase of Receivables.

                  (a) In connection with the execution and delivery of this Agreement, Client shall sell to BofA Receivables owned by Client, and BofA shall purchase such Receivables from Client, on the terms set forth herein and on the initial Schedule A hereto (such Schedule A and each other Schedule A hereto being incorporated herein by reference). After the date hereof, Client may from time to time (x) seek the right to sell to BofA other Receivables owned by Client and (y) submit a proposed related Schedule A, in form and substance satisfactory to BofA, executed by Client. Within 5 days after the initial tender of Receivables in connection with any proposed Schedule A, BofA shall notify Client if BofA wishes to accept the proposed Schedule A and purchase any or all of such Receivables. The purchase of any such Receivables by BofA shall be made pursuant to the terms hereof.

                  All Purchased Receivables shall be evidenced by invoices (in electronic or paper form), which invoices shall comport with the following as specified on the relevant Schedule A: (i) the tenors of the Minimum Invoice Tenor Period and Maximum Invoice Tenor Period, (ii) the Minimum Invoice Amount, and (iii) no grace period related thereto shall exceed the Past Due Grace Period. Without limiting the other terms of this Agreement, BofA's purchase of Receivables of an Approved Account Debtor shall be subject to the following conditions: (A) Client shall submit an executed Schedule A relating to such Receivables, which shall contain the relevant terms and conditions with respect thereto,
         (B) BofA shall sign such Schedule A and return it to Client, (C) the aggregate amount of such Receivables being purchased shall be equal to the relevant Required Amount, (D) the relevant Schedule A shall contain the Effective Date. All Receivables purchased by BofA shall be purchased on a non-recourse basis (other than with respect to the limited repurchase obligations provided herein). It is the express intention of the parties to this Agreement that the purchase of Receivables hereunder shall be, and shall be construed as, a true sale of such Receivables by Client to BofA. Client acknowledges that the representations and warranties made herein (including without limitation in Section 4) are a material inducement of BofA's purchase of the Receivables to be purchased hereunder.

                  On or prior to the date hereof, Client shall have furnished to BofA such authorizing corporate resolutions, corporate organizational documents and legal opinions (covering, at a minimum, (x) due authorization, execution and delivery, (y) enforceability and perfection and (z) true sale) as BofA may request.

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                  (b)      The parties agree as follows with respect to
         Receivables that are being purchased by BofA pursuant to Schedule A-1 and that BofA elects to purchase in connection with any other executed Schedule A submitted by Client to BofA:

                           (1) The purchase price (the "Purchase Price") for each Receivable purchased shall be the percentage of the face value thereof as set forth on the relevant Schedule A with respect to such Receivable.

                           (2) The parties shall consummate Client's sale of the subject Receivables as promptly as practicable after BofA's election to purchase such Receivables. The parties shall take the following actions to effect each such purchase and sale:

                                    (i)      On each Effective Date, BofA shall
                           pay Client an amount equal to the aggregate Purchase Price for the Receivables to be purchased on such date, which shall be wired to the following account:
                           Bank: Mellon Bank N.A.; ABA: 043000261; Acct. No.:
                           020-8830; For: Applied Materials, Inc..

                                    (ii)     With respect to all Remittances of
                           cash required to be paid over to BofA pursuant to
                           Section 1(b)(4), Client shall make such payment in the form of a wire transfer to the following account:
                           Bank: Bank of America, N.A., New York, NY; ABA: 026 009 593; Account No.: 6550-219386; For: Rate
                           Derivative Settlements - Attn: Chuck Linton.

                                    (iii)    Client shall execute and deliver to
                           BofA an assignment of or schedule of accounts with respect to (or both) each Receivable to be purchased in such form as BofA may require. In addition, Client shall deliver to BofA with respect to the Receivables to be purchased: (aa) if requested by BofA, a copy of the purchase order signed by the applicable Account Debtor; (bb) if requested by BofA, a valid invoice in the form currently used by Client with regard to the subject Receivables with evidence of shipment of goods in accordance with any applicable purchase order; and (cc) such other documents and certificates as BofA may reasonably request.

                           (3) From and after Client's sale and BofA's purchase of any Receivable, BofA shall (i) have exclusive control and shall be entitled to collect and receive all amounts payable under the Purchased Receivable and (ii) have a first claim to any rights under a policy of insurance relating to the Purchased Receivable. BofA shall from and after such time be vested with all of Client's rights in the Purchased Receivable including without limitation: (i) Client's right of replevin and reclamation with respect to the merchandise underlying the Purchased Receivable; and (ii) subject only to the rights assigned to Servicer under Section 6, Client's right to extend the time for payment under, or make any compromise, adjustment or modification with respect to, the Purchased Receivable. Without limiting the foregoing, Client hereby assigns to BofA all rights of Client under each Contract underlying a Purchased Receivable relating to the collectibility of payments thereunder, security interests and other liens created in connection therewith and the enforcement thereof, but BofA does not and shall not thereby assume any obligations of Client under any such Contract. Notwithstanding the foregoing, (i) Client shall perform all of its obligations (if any) pursuant to any contract or agreement relating to any Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred hereunder (and the exercise by BofA of its rights hereunder shall not relieve Client from such obligations), (ii) Client shall pay when due any taxes payable by Client under applicable law, including any sales taxes payable in connection with Purchased Receivables and their creation and satisfaction, and (iii) BofA shall not have any obligation or liability with respect to any Purchased Receivable or any security or document or agreement related thereto, nor shall BofA be obligated to perform any of the obligations of Client or any Account Debtor under any of the foregoing.

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                           (4)      All amounts received by Client with respect
                  to Purchased Receivables shall be tracked (separately from amounts received by Client on Receivables of the same Account Debtor that do not constitute Purchased Receivables) and held in trust by Client for BofA, and Client (or Servicer, if different from Client) will deliver to BofA all amounts received with respect to Purchased Receivables (collectively, "Remittances"). BofA assumes no responsibility in the acceptance of checks or other forms of exchange in payment of the Purchased Receivables. Irrespective of whether or not a Termination Date has occurred, Client and/or Servicer will use commercially reasonable efforts to remit promptly to BofA all Remittances received on, or on account of, Purchased Receivables, but in no event later than 10 days after receipt.

                           (5) BofA shall not be obligated to purchase any Receivable hereunder unless and until: (i) BofA accepts the Receivable for sale in accordance with the terms hereof; and
                  (ii) all other terms and conditions set forth herein with respect to such purchase shall have been satisfied. BofA's purchase of any Receivable or Receivables on one occasion shall not obligate BofA to purchase any other Receivable on any future occasion.

                           (6) All invoices relating to the Receivables to be purchased shall be in a form substantially similar to the form of invoice with respect to such Receivables initially reviewed and approved by BofA prior to the relevant Effective Date (or in such other form as BofA may from time to time approve).

                           (7) If an Approved Account Debtor, after receiving and accepting goods or services rendered (subject to all representations and warranties herein), has failed to pay a Purchased Receivable solely because of such Account Debtor's Financial Inability To Pay, BofA shall bear any loss thereon. If nonpayment is due to any other reason, however, each affected Purchased Receivable shall be subject to repurchase as provided in Section 9(a). Specifically, a Receivable shall be required to be repurchased by Client (i) if nonpayment is because of the assertion of any claim or dispute by an Account Debtor based on or arising out of its commercial dealings or transactions with Client, including without limitation, disputes, denial of a claim, lack of adequate delivery, quantity, quality, or other deficiency relating to the goods and services, or the exercise of any counterclaim or offset (whether or not such claim, dispute, counterclaim or offset relates to the specific Purchased Receivable), which claim, dispute, counterclaim or offset has resulted or in Client's good faith opinion is reasonably likely to result in a reduction of the amount receivable in respect of such Purchased Receivable, or (ii) if any representation or warranty made by Client to BofA with respect to such Purchased Receivable has been breached.

                  (c) The sale or other transfer or conveyance of Purchased Receivables do not create, nor are they intended to create, an assumption by BofA of any of Client's obligations in connection with such Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Account Debtor. Notwithstanding the foregoing, it is the further intention of the parties to this Agreement that, if a court of competent jurisdiction were to determine that such transfer of Purchased Receivables is not a sale, such transfer shall be deemed a grant of a first priority security interest in such Purchased Receivables to secure a debt (Client's return to BofA of the Purchase Price paid by BofA for the Purchased Receivables) or any of Client's obligations to BofA under this Agreement.

         2.       Term.

                  (a) The Client may, upon 60 days written notice to BofA, terminate this Agreement whereupon BofA shall have no further obligation to purchase, and Client shall have no further

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         obligation to sell any Receivable hereunder (but this Agreement shall remain effective as to Receivables purchased prior to such termination date).

                  (b) With respect to any Purchased Receivable, all Remittances in respect thereof shall be paid to BofA in accordance with the terms of Section 1(b)(4).

         3.       [INTENTIONALLY OMITTED.]

         4.       Representations and Warranties.

                  (a) Each Client and Servicer represents and warrants to BofA on the date hereof, on each applicable Effective Date and at each time Client submits to BofA a request that BofA purchase any Receivable that: (i) it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization with the corporate power and authority to carry on its activities as now conducted and as contemplated under this Agreement, and to execute, deliver, perform and secure its obligations under this Agreement in accordance with its terms; (ii) the execution, delivery and performance by it of this Agreement (aa) have been duly authorized by all necessary action, and (bb) do not and will not conflict with, or result in a violation of, any applicable provision of existing law, rule or regulation applicable to it, any judgment, order or decree applicable to or binding on it, its charter or bylaws or any indenture, contract, agreement, mortgage, deed of trust or other instruments to which Client is a party or by which it or its property is bound; (iii) this Agreement has been duly authorized, executed and delivered by it, and is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except to the extent, if any, that the enforceability thereof may be limited by (aa) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, debt adjustment or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights generally and (bb) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iv) all authorizations, permits, consents, approvals, licenses or exemptions from, registrations or filings with, or reports to, any governmental or regulatory unit or other party or entity necessary for it to enter into this Agreement and to perform its obligations hereunder have been obtained and remain in full force and effect, and no other such authorizations, permits, consents, approvals, licenses, exemptions, registrations, filings or reports are necessary for the due execution, delivery and performance by it of this Agreement; (v) no agreement exists between Client and any Account Debtor that could interfere with such Account Debtor's payment of and performance under the Receivables in accordance with the relevant invoices; (vi) each Contract underlying a Purchased Receivable, by its terms, is freely transferable; (vii) each Contract underlying a Purchased Receivable is governed according to the laws of a state of the United States of America; and (viii) each Contract underlying a Purchased Receivable contains (Y) no material restrictions or limitations on Client's (or its assignee's) ability to pursue collection of such Receivables and enforcement of such Contract and (Z) no mandatory arbitration provisions.

                  (b) Client acknowledges that as to each Receivable sold hereunder that it expressly represents, warrants, agrees (and furthermore acknowledges that BofA is expressly relying thereon) that immediately prior to the purchase of such Receivable by BofA pursuant to Section 1 hereof: (i) Client is the lawful owner of each such Receivable; (ii) each such Receivable shall be sold and assigned to BofA as absolute owner free and clear of all liens, claims and security interests; (iii) each such Receivable is for a certain, definite, undisputed and liquidated amount and represents an amount owed to Client as a result of a bona fide sale in the ordinary course of business of a product or service to an Approved Account Debtor who is not affiliated with Client; (iv) complete deliveries have been made under any agreement, representation or understanding with the applicable Account Debtor with respect to each such Receivable, and any contracts or agreements relating to each such Receivable have been delivered to BofA ; (v) no such Receivable is past due (i.e., unpaid beyond the applicable Maximum Invoice Tenor Period) or for a face value less than the applicable Minimum Invoice Amount; (vi) the applicable Account Debtor is not, and will not be, entitled to any offset, deduction, counterclaim, contra account and/or other

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         credit with respect to such Receivable or will be subject to any dispute or claim by an Account Debtor including, but not limited to, with respect to price, terms, quality, quantity or delay in shipment;
         (vii) no such Receivable is or shall otherwise be subject to, any offset, counterclaim, contra account or any defense of any kind or character with respect to any such Receivable; (viii) Client does not have any knowledge of any fact that could reasonably be expected to affect the validity or collectibility of any such Receivable; (ix) no such Receivable represents a delivery of merchandise upon "consignment," "guaranteed sale," "sale or return," "payment on reorder" or similar terms; (x) the names of the Account Debtors and the amounts owing on the due dates of each such Receivable are correctly stated in all instruments of assignment, schedules, invoices or other documentation furnished by Client to BofA; (xi) no such Receivable has a due date that is more than the Maximum Invoice Tenor Period unless otherwise approved by BofA; (xii) no other sale, assignment or grant of a security interest or lien of any kind whatsoever presently exists or will thereafter be created in favor of any person or entity with respect to any such Receivable; (xiii) any and all information furnished by Client to BofA in connection with the sale of each such Receivable is and will be true and correct in all material respects at the time that such information is furnished to BofA; (xiv) Client has strictly complied with all applicable laws and regulations in connection with Client's sale of products or services giving rise to each such Receivable; (xv) all proceeds from the sale of such Receivables will be used by Client in accordance with requirements of law, and will not be used, directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; (xvi) each such Receivable is and will be payable in United States dollars; (xvii) each such Receivable constitutes an "account" as defined in Section 9-106 of the Uniform Commercial Code as in effect in the state of Client's formation and in the state of Client's principal place of business; and (xviii) the payment terms for each such Receivable require the relevant Account Debtor to pay such Receivable on or prior to the Stated Termination Date. Client acknowledges that the representations and warranties made herein are a material inducement to BofA's purchase of the Receivables to be purchased hereunder.

                  (c) Client authorizes BofA to represent and warrant to any subsequent transferee or assignee of any Receivable that at the date of purchase of the Receivable by BofA the Receivable represented a legally valid indebtedness of the applicable Account Debtor for the amount of such Receivable and that there were no known defaults, or counterclaims with respect to such Receivable. Client shall indemnify BofA from and against any liability incurred by BofA, or any claims made against BofA, as a result of any such representation or warranty by BofA.

         5. Covenants of Client. Client and, to the extent applicable, Servicer shall comply with each of the following covenants during the term of this Agreement:

                  (a) Client shall deliver to BofA in form and detail satisfactory to BofA (but only to the extent Client is no longer subject to the public filing requirements of the Securities and Exchange Commission):

                           (i) as soon as available, but not later than 95 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Client as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with Generally Accepted Accounting Principles applied on a basis consistent with prior years (except for changes agreed upon by Client and such auditors which are disclosed and described in such statements). Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of Client; and

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                           (ii)     as soon as available, but not later than 50
                  days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Client as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by any responsible financial officer of Client as being complete and correct and fairly presenting in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position and the results of the operations of Client.

                  (b) Client and Servicer each shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation or partnership, as the case may be, under the laws of its state of organization.

                  (c) Neither Client nor Servicer will create, incur, assume or suffer to exist any lien or other encumbrance (other than those arising hereunder and except for such non-consensual encumbrances as may arise in the ordinary course of Client's business) on: (i) the Purchased Receivables (whether now existing or hereafter arising) or
         (ii) any proceeds of the Purchased Receivables.

                  (d)      [INTENTIONALLY OMITTED.]

                  (e) In connection with each Purchased Receivable and at its own expense, Client and Servicer each shall (i) on the applicable date of sale to BofA, indicate or cause to be indicated clearly and unambiguously in its accounting records and mark or cause to be marked on any paper invoice or the electronic ledger for any electronic invoice that such Receivable has been sold to BofA pursuant to this Agreement; (ii) ensure that its balance sheet indicates that the Purchased Receivables have been sold to BofA; (iii) not mislead any creditor with respect to BofA's ownership of the Purchased Receivables;
         (iv) inform any person or entity that may inquire that the Purchased Receivables have been sold to BofA without recourse; (v) not hold out the Purchased Receivables as being able to satisfy any obligation owed or that may be owed to any creditor or potential creditor of Client; and (vi) promptly (and in any event within five (5) days) upon the request of BofA, provide BofA with a list of, an accounts receivable aging report for and any other similar financial or accounting document relating to all Purchased Receivables.

                  (f) Client and Servicer each shall notify BofA in the event any of the following events occur as promptly as practical (but in any event within five (5) days) after a Responsible Officer of Client or Servicer, as applicable, becomes aware that such event has occurred or is reasonably likely to occur, and, with respect to clause
         (ii) below, deliver to BofA any related written correspondence:

                           (i) a Bankruptcy has occurred with respect to any Approved Account Debtor; or

                           (ii) the assertion of any dispute with respect to any Purchased Receivable by any Approved Account Debtor which dispute has resulted in or in Client's good faith opinion is reasonably likely to result in a reduction of the amount receivable in respect of such Purchased Receivable; or

                           (iii)    a Servicer Default.

                  (g) Client and Servicer each shall do or cause to be done all things necessary or reasonably requested by BofA under any foreign laws applicable to an Approved Account Debtor to (i) ensure that BofA has and continues to have good title to the Purchased Receivables, and
         (ii) ensure that BofA has and continues to have the ability to enforce all rights purported to be transferred to BofA hereunder with respect to the Purchased Receivables.

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                  (h)      Client shall make no material change in its credit
         and collections procedures that would adversely affect the validity, enforceability or collectibility of the Purchased Receivables or materially adversely affect the ability of Client to perform its obligations hereunder without the prior written consent of BofA.

                  (i) Without the prior written consent of BofA, Client will not amend, modify or waive any term or condition of any Contract underlying any Purchased Receivable, which amendment, modification or waiver would adversely affect the validity, enforceability or collectibility of such Receivable or adversely affect BofA's right to collect any Purchased Receivable.

         6.       Servicing.

                  (a) Until BofA gives notice to Client of the designation of a new Servicer as provided herein, Client is hereby designated as, and hereby agrees to perform the duties and obligations of, the servicer pursuant to the terms hereof (the "Servicer") with respect to the Purchased Receivables; provided that, with respect to any group of Purchased Receivables, Client (solely in its capacity as Servicer) may, at any time, upon prior written notice to BofA, designate any affiliate of Client as sub-servicer hereunder; provided, however, that such affiliate shall not become Servicer and, notwithstanding any such delegation, Client shall remain liable for the performance of the duties and obligations of Servicer in accordance with the terms of this Agreement without diminution of such liability by virtue of such delegation and to the same extent and under the same terms and conditions as if Client alone were performing such duties and obligations. Client acknowledges that BofA has relied on the agreement of Client to act as Servicer hereunder in making its decision to execute and deliver this Agreement. Accordingly, Client agrees that it shall not voluntarily resign as Servicer. If an Event of Default or Servicer Default occurs hereunder, BofA may designate as Servicer with respect to all or any portion of the Purchased Receivables any person (including BofA or any of its affiliates) to succeed Client or any successor Servicer, on the condition in each case that any such person so designated shall agree to perform the duties and obligations of Servicer pursuant to the terms hereof, and Client agrees that it shall reimburse BofA for all costs, expenses or fees incurred by it as a result of, or in connection with, such designation; provided that the maximum amount of such costs, expenses or fees reimbursable by Client shall not exceed an amount, determined and payable monthly, ********** being serviced by the designated person on the first day of each month.

                  (b) Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer, service and collect each Purchased Receivable from time to time, all at the Servicer's expense and in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with any credit and collection policy agreed to by Client and BofA with respect to a Purchased Receivable; provided, however, that Servicer shall not extend the maturity of any Purchased Receivable without BofA's prior consent, which consent shall not be unreasonably withheld. In addition, Servicer shall remit any and all Remittances received with respect to any Purchased Receivables to BofA in accordance with the terms of Section 1(b)(4), and shall likewise forward all other payments and fees owed to BofA pursuant to the terms hereof. Without BofA's consent, Client, in its capacity as Servicer, shall not take any action (or omit to take any action that it would customarily take in servicing Receivables) where such action (or inaction) with respect to any Purchased Receivable is reasonably likely to impair BofA's rights therein or the enforceability, value or collectibility thereof. Without limiting the foregoing, Client, in its capacity as Servicer, shall not take any action (or omit to take any action that it would customarily take in servicing Receivables) that results in preferential treatment for Receivables of an Approved Account Debtor that do not constitute Purchased Receivables. Servicer shall have the right to directly communicate with any Account Debtor with respect to Purchased Receivables (and, in the case of clause (ii), to commence collection proceedings with BofA's consent on BofA's behalf): (i) to obtain current information not already provided on such Account Debtor's financial condition and creditworthiness, and (ii) to determine if any portion of any Purchased Receivable is past due. Notwithstanding anything to


         *** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         the contrary contained herein, upon the occurrence and continuance of an Event of Default or to the extent any Purchased Receivable is Overdue, BofA may direct Servicer to commence or settle any legal action to enforce collection of any Purchased Receivable or to foreclose upon or repossess any underlying security related thereto.

                  (c) If Client is not Servicer, then Client shall deliver to Servicer and Servicer shall hold for the benefit of Client and BofA in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Purchased Receivable. Servicer shall hold (and shall cause each sub-servicer to hold) in trust (and, during the continuance of an Event of Default, at the request of BofA, segregate) for BofA's benefit, any Remittances received by Servicer (or any sub-servicer) with respect to the Purchased Receivables, and distribute the same to BofA in accordance with Section 1(b)(4) or otherwise upon BofA's direction. Servicer agrees to make its records, files and books of account available to BofA on request, and to allow BofA and its agents and representatives to visit Servicer's premises upon reasonable notice and during normal business hours to examine such records, files and books of account, to make copies or extracts thereof, and to conduct such examinations as BofA deems necessary. In addition, on the first business day of each month, Servicer shall deliver to BofA a statement of its account showing all accountings relating to all Purchased Receivables that were within 7 days of becoming Overdue during the immediately preceding month.

                  (d) For all Purchased Receivables which are within 7 days of becoming Overdue for any reason, including but not limited to those Purchased Receivables which are past due solely and exclusively as a result of an Account Debtor's Financial Inability To Pay, Servicer shall immediately notify BofA and provide to BofA, promptly (and in any event within one Business Day), each of the following: (i) a copy of the applicable Account Debtor's purchase order and/or a signed confirmation thereof; (ii) a copy of each outstanding invoice (in electronic or paper form) and all credit memoranda; (iii) a notarized statement of account; (iv) [reserved]; (v) a copy of Servicer's complete collection file on the applicable Account Debtor; (vi) all guarantees, collateral documents and security agreements relating to such Receivables, (vii) proof of delivery of goods or rendering of services relating to such Receivables, and (viii) such other documents and information that BofA may request relating to such Receivables. Further, with respect to any Purchased Receivable that is within 7 days of becoming Overdue, Servicer shall provide to BofA upon request (promptly, and in any event within one Business Day) (x) a true and complete copy of the Contract relating to such Receivable, together with any modifications or side letters related thereto, each written in English, and (y) any other evidence of nonpayment of such Receivable as may reasonably be requested by BofA. Upon any such Purchased Receivable becoming Overdue, Servicer shall immediately, on the date such Receivable becomes Overdue, provide to BofA (via telecopy, with an original to follow via overnight courier) a notarized certificate stating that such Receivable is in fact Overdue.

                  (e) The occurrence of any one or more of the following events shall constitute a "Servicer Default" hereunder:

                           (1) (a) Servicer shall fail to perform or observe any term, covenant or agreement hereunder and such failure shall remain unremedied for ten (10) days after notice or discovery thereof or (b) Servicer shall fail to make any payment or deposit to be made by it hereunder when due; or

                           (2) any representation, warranty, certification or statement made by the Servicer in this Agreement or in any other document shall prove to have been incorrect in any material respect when made or deemed made; or

                           (3)      an Event of Default.

                  (f) Notwithstanding any other provision of this Agreement, during the continuance of Servicer Default, BofA may, by written notice to Client and/or Servicer (as applicable):

                           (1) direct the applicable Account Debtor(s) that payment of all amounts payable under any Purchased Receivable be made directly to BofA or its designee;

                           (2) instruct Client or Servicer (as applicable) to give notice of the applicable Account Debtor(s), which notice shall be given at Client's/Servicer's expense, directing that payment of all amounts payable under any Purchased Receivable be made directly to BofA or its designee; and/or

                           (3)      terminate and replace Servicer.

                  (g) Client shall provide to Servicer on a timely basis all information needed for the servicing, administration and collection obligations of Servicer, including notice of the occurrence of any Event of Default or any event specified in Section 5(f) hereof as promptly as practicable (but in any event within five (5) days) after Client becomes aware, such event has occurred or will likely occur.

                  (h) If at any time (i) an Account Debtor remits payment to Client, in its capacity as Servicer hereunder, on account of Purchased Receivables prior to the applicable Grace Period Due Date of such Purchased Receivables, and Servicer in turn delivers such Remittances to BofA for receipt prior to such Grace Period Due Date, or
         (ii) Client remits to BofA the repurchase price in respect of any repurchased Receivable (such Receivable as repurchased pursuant to Section 1(b)(7) or Section 9(a)) prior to the applicable Grace Period Due Date for such repurchased Receivable, then in each case Servicer may deduct from such amount to be remitted an Incentive Servicing Credit as determined and provided by BofA. BofA shall calculate such Incentive Servicing Credit by multiplying (a) the dollar amount of the remittances to be received on such day times (b) a fraction, the numerator of which shall be determined by multiplying (x) BofA's referenced LIBOR rate then in effect, times (y) the number of days after such remittance day (on which such remittance will be received by BofA) until but not including the Grace Period Due Date, and the denominator of which shall be 360.

         7. Attorney-in-Fact. Client hereby grants and conveys to BofA an irrevocable power of attorney (coupled with an interest) authorizing and permitting BofA, at its option, with or without notice to Client, to do any one of the following: (a) endorsing the name of Client upon any checks or other instruments that may come into BofA's possession in payment of Purchased Receivables; (b) endorsing the name of Client on any freight or express bill or bill of lading relating to any Purchased Receivables; (c) taking all action as BofA deems appropriate, including without limitation the execution and filing of financing statements, in the name of and on behalf of Client to perfect any of the security interests granted to BofA herein; provided, however, that BofA shall not exercise any such power until the occurrence and during the continuance of an Event of Default. Client agrees that neither BofA nor the attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law except to the extent the same constitutes gross negligence or willful misconduct.

         8. Waiver. The waiver by BofA of any particular breach by Client of a provision of this Agreement, or BofA's failure to exercise a right granted to it herein, shall not constitute a waiver of any subsequent breach or any other right.

         9.       Indemnity and Repurchase Obligations.

                  (a) BofA's purchase of a Receivable shall not relieve Client from any liability that might arise out of Client's breach of any representation, warranty, covenant or agreement hereunder, or out of any unauthorized or fraudulent acts of Client, its officers, employees or agents. In the event of (i) any breach of any representation and warranty set forth in Section 4 with respect to a Purchased Receivable or any such unauthorized or fraudulent act with respect to a Purchased Receivable which remains uncured for ten (10) days after notice thereof or (ii) an Account Debtor's failure to pay a Purchased Receivable for any reason other than a Financial Inability To Pay, Client agrees upon BofA's request, to repurchase such Receivable at a price equal to the outstanding balance thereof.

                  (b) If Client at any time becomes aware of any fact or occurrence that in and of itself or with the passage of time would be grounds for requiring Client to repurchase any Purchased Receivable under (a) above, Client will as promptly as practicable (but in any event within five (5) days) after Client becomes aware of such fact or occurrence notify BofA and either cure the cause for repurchase within ten (10) days (to the extent capable of being cured) or repurchase the Purchased Receivable at the price specified in (a) above.

                  (c) BofA will, upon payment by Client of all amounts due to BofA on account of any repurchased Purchased Receivable, transfer the Purchased Receivable and the rights thereto to Client. In the event Client repays BofA fully all amounts equating to the repurchase price plus any sum due BofA with respect to the Purchased Receivable, then any further payments received by BofA thereafter on such Receivable shall be remitted to Client.

                  (d) Client agrees to indemnify BofA from and against all losses, damages, liabilities and costs, including attorneys fees and expenses (whether incurred in connection with trial or appellate proceedings or otherwise), incurred by BofA as a result of or in connection with: (i) any claim or defense which any Account Debtor or other person may have or assert against Client or BofA in connection with Purchased Receivables or this Agreement; or (ii) any breach of any of Client's representations, warranties, covenants or agreements contained herein, in each case except to the extent (A) resulting from BofA's gross negligence or willful misconduct or (B) arising solely out of BofA's hedging activities with respect to or assignment of Purchased Receivables unless otherwise expressly provided herein.

                  (e)      [INTENTIONALLY OMITTED.]

                  (f) The remedies set forth in this Agreement or otherwise available under applicable law shall be cumulative, and no election by BofA to exercise any remedy shall preclude it from thereafter exercising any other remedy.

         10. Default and Remedies. An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of one or more of the following:

                  (a) Client shall fail to pay, (i) when and as required to be paid herein, any amount on account of repurchasing any Purchased Receivable, or (ii) within ten (10) days after the same shall become due, any other amount payable hereunder; or

                  (b) Servicer (i) commences any insolvency proceeding with respect to itself; or (ii) takes any action to effectuate or authorize the foregoing; or

                  (c) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Purchased Receivables, the Collateral or any portion thereof and the same is not released or Client fails to repurchase such Purchased Receivables within ten (10) days;

                  (d) (i) Any involuntary insolvency proceeding is commenced or filed against Servicer; or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Servicer's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Servicer admits the material allegations of a petition against it in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or

         (iii) Servicer acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business; or

                  (e) Client, including in its role as Servicer hereunder, shall breach any covenant or agreement set forth herein, or any warranty or representation set forth herein shall be untrue when made, and the same is not cured to BofA's reasonable satisfaction within ten
         (10) days after such breach or occurrence;

                  (f) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Servicer, or by any other person on behalf of Client, to BofA is not true and correct in any material respect as of the date given.

                  (g) A material adverse change shall have occurred in Servicer's financial conditions, business or operations that would materially impair Servicer's ability to perform its obligations hereunder.

Upon the occurrence and during the continuance of any such Event of Default, BofA (i) shall have no further obligation to take any action after Client's tender of Receivables for purchase and (ii) may immediately exercise its rights and remedies hereunder or pursuant to applicable law with respect to the Purchased Receivables, including giving notice to each Approved Account Debtor to remit payment of all amounts payable under any Purchased Receivable directly to BofA or to an account identified by BofA; provided, however, that BofA will hold all collections that are not Remittances in trust for Client and, subject to the provisions of Section 5(d) hereof, will deliver such collections to Client promptly.

         11. Cumulative Rights; Waivers. All rights, remedies and powers granted to BofA in this Agreement, or in any other instrument or agreement between Client and BofA are cumulative and may be exercised singularly or concurrently with such other rights as BofA may have. These rights may be exercised from time to time as to all or any part of the Purchased Receivables as BofA in its reasonable discretion may determine. In the event BofA deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, as a result of Client's default, Client waives any requirement that BofA post or otherwise obtain or procure any bond. Alternatively, in the event BofA, in its sole and exclusive discretion, desires to procure and post a bond, BofA may procure and file with the court a bond in an amount up to and not greater than $10,000,000.00 notwithstanding any common or statutory law requirement to the contrary. Upon BofA's posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law. Client also waives any right it may be entitled to, including an award of attorney's fees or costs, in the event any equitable relief sought by and awarded to BofA is thereafter, for whatever reason(s), vacated, dissolved or reversed.

         12. Termination. No termination or cancellation (regardless of cause or procedure) of the transactions or relationship contemplated under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Client or the rights of BofA relating to any transaction or event occurring prior to such termination or cancellation. All undertakings, agreements, indemnifications, covenants, warranties and representations contained herein shall survive such termination or cancellation.

         13. Security Interest. It is the intention of the parties hereto that Client's transfer of Receivables to BofA shall constitute a sale and assignment, which sale and assignment shall be absolute, irrevocable and without recourse (other than with respect to the limited repurchase obligations provided herein) and shall provide BofA with the full benefits of ownership of the Purchased Receivables. Notwithstanding the foregoing, to protect BofA in the event that any transfer of Purchased Receivables is deemed by a court, contrary to the express intent of the parties, to constitute a pledge rather than a sale and assignment of such Purchased Receivables, Client does hereby grant to BofA a security interest in and lien upon all of Client's right, title and interest in and to the Purchased Receivables and all proceeds thereon (the "Collateral") to secure a debt (Client's return to BofA of the Purchase Price paid by BofA for the Purchased Receivables) or any of Client's obligations to BofA under this Agreement. Client agrees to comply with all appropriate laws in order to perfect BofA's security interest in and to the Collateral, to execute any financing statements, continuations thereof, amendment thereto or additional documents as BofA may require. Client hereby authorizes BofA to prepare and file such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as BofA may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC. Client shall not (a) alter its corporate existence or, in one transaction or in a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (b) change its state of incorporation or formation or (c) change its registered corporate name, without, in each case, (i) providing 30 days prior written notice to BofA, (ii) providing such information as BofA may reasonably require in order to allow BofA to file appropriate amendments to any previously filed financing statements and
(iii) executing any such additional documents as BofA may reasonably require in order to protect its rights and remedies hereunder. The occurrence and continuation of any Event of Default shall entitle BofA to all of the default rights and remedies (without limiting the other rights and remedies exercisable by BofA either prior or subsequent to an Event of Default) as available to a secured party under the Uniform Commercial Code in effect in any applicable jurisdiction.

         14. Agreement of Client. During the continuation of an Event of Default, BofA is authorized to apply all funds received by it hereunder to Client's obligations hereunder in such order as BofA may elect.

         15. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by (a) personal delivery; (b) courier; (c) telecopy, or (d) certified or registered mail, postage prepaid to the address set forth below and shall be deemed given at the time of personal delivery or, if by mail, as of the date of first attempted delivery:

                  If to BofA, at:   Bank of America, N.A.
                                    100 North Tryon Street
                                    NC1-007-06-07
                                    Charlotte, NC 28255
                                    Attn: William D. Hobbs
                                    Telephone: 704-388-5914
                                    Telecopy: 704-388-3336

                  With a copy to:   Bank of America, N.A.
                                    9 W. 57th Street
                                    NY1-301-06-04
                                    New York, NY 10019
                                    Attn: Gabriella Morizio
                                    Telephone: 212-933-2730
                                    Telecopy: 212-933-2625

                  If to Client, at: Applied Materials, Inc.
                                    2881 Scott Boulevard
                                    M/S 2036
                                    Santa Clara, CA 95050
                                    Attn: Treasury Department
                                    Telephone: 408-235-6765
                                    Telecopy: 408-986-7825

                  With a copy to:   Applied Materials, Inc.
                                    2881 Scott Boulevard
                                    M/S 2062
                                    Santa Clara, CA 95050
                                    Attn: Legal Department
                                    Telephone: 408.563.4763

                          Telecopy: 408.986.2836 (fax)

         16. Account Statements. Absent manifest error, BofA's books and records shall be admissible in evidence without objection as prima facie evidence of the status of the accounts between BofA and Client.

         17.      Confidential Information.

                  (a) The parties agree that the negotiation, existence and terms of this Agreement shall constitute confidential information and each party shall keep the existence and terms of this Agreement confidential. Without limiting the foregoing, Client understands and acknowledges that the form and terms of this Agreement are proprietary trade products of BofA that BofA desires to keep confidential and Client agrees that except for disclosure on a confidential basis to Client's accountants, attorneys and other professional advisors retained by in connection with this Agreement or as may be required by law, the form and terms of this Agreement shall not be disclosed by Client in whole or in part to any other person or entity without BofA's prior written consent.

                  (b) The parties further agree that the information furnished by Client to BofA regarding any Account Debtor, Client's relationship with such Account Debtor and the goods and services furnished by Client to such Account Debtor shall constitute confidential information. BofA agrees not to disclose such information in whole or in part to any other person or entity without Client's prior written consent, except for disclosure (i) on a confidential basis to BofA's accountants, attorneys and other professional advisors retained by BofA in connection with this Agreement or in any way related to the Purchased Receivables; (ii) as may be required by law; or (iii) of the name of such Account Debtor, the amount of the related Purchased Receivable, the Minimum and Maximum Invoice Tenor Period for such Purchased Receivable and the quantity of goods purchased as specified in the Contract underlying such Purchased Receivable (which disclosure may include delivery of the invoice underlying such Purchased Receivable as required by the relevant hedge counterparty, in such redacted form as approved by BofA and Client, such approvals not to be unreasonably withheld) to the extent necessary to carry out any hedging activity by BofA related to the Purchased Receivables or assignment by BofA of its rights under this Agreement or in respect of the Purchased Receivables.

         18.      Miscellaneous.

                  (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

                  (b) Client shall not assign this Agreement without the prior written consent of BofA. This Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-in-possession in any bankruptcy proceeding without BofA's express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Client.

                  (c) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                  (d) This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof, excepting only assignments and schedules thereto that may be executed from time to time. This Agreement shall not be modified except by written instrument signed by all of the parties hereto.

                  (e) Client agrees to execute such further instruments as may be required by BofA to evidence the transactions contemplated herein. If any provision of this Agreement is found invalid, the remaining provisions of this Agreement shall not be affected thereby.

                  (f) Nothing set forth herein or otherwise shall render the parties partners of one another.

                  (g) Client acknowledges that there is no, and it will not seek or attempt to establish any, fiduciary relationship between BofA and Client on Client's behalf, and Client waives any right to assert, now or in the future, the existence or creation of any such fiduciary relationship between BofA and Client in any action or proceeding (whether by way of claim, counterclaim, crossclaim or otherwise) for damages.

                  (h) BofA agrees that notwithstanding anything to the contrary set forth herein, unless and until such time as an Event of Default shall have occurred and be continuing or any Purchased Receivable shall be Overdue, BofA shall not, and shall not cause Servicer to, contact any Account Debtor directly for any reason with respect to any Purchased Receivable.

                  (i) This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.

         19. Jury Trial Waiver; Jurisdiction. BOFA AND CLIENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO, OR TO ANY RELATED DOCUMENT. THE PARTIES CONSENT TO JURISDICTION AND VENUE IN THE STATE OR FEDERAL COURTS IN ANY CITY, COUNTY AND STATE OF NEW YORK. CLIENT FURTHER AGREES TO WAIVE ANY RIGHT IT MAY HAVE TO SEEK A CHANGE OF VENUE BASED ON INCONVENIENCE OF THE FORUM OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE SUBJECT TRANSACTION.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

      Bank of America, N.A..                Applied Materials, Inc.

      By:/s/ WILLIAM D. HOBBS               By: /s/ JOSEPH R. BROSON
      ---------------------------           -----------------------------------
      Printed Name: William D. Hobbs        Printed Name: Joseph R. Bronson

      Title: Senior Vice President          Title:   Executive Vice President,
                                            Global Executive Committee and Chief
                                            Financial Officer

                                            By: /s/ GEORGE S. DAVIS
                                            -----------------------------------
                                            Printed Name:    George S. Davis

                                            Title: Corporate Vice President and
                                            Treasurer

                                   DEFINITIONS

Account Debtor:                    Each person or entity obligated to pay any
                                   Receivable.

Agreement:                         The Program for Accounts Receivable Transfer
                                   Agreement to which this Annex I is attached
                                   (together with any applicable Schedule A), as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Approved Account Debtor:           Any Account Debtor listed on a Schedule A
                                   that has been executed by BofA.

Bankruptcy:                        An Account Debtor (a) is dissolved (other
                                   than pursuant to a consolidation,
                                   amalgamation or merger); (b) becomes
                                   insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive).

BofA: As defined in the introductory paragraph of the Agreement.

Client: As defined in the introductory paragraph of the Agreement.

Collateral:                        As defined in Section 13 of the Agreement.

Contract:                          An agreement pursuant to which an Approved
                                   Account Debtor agrees to pay money to Client for products sold or services rendered by Client in the ordinary course of its business.

Credit Rating:                     With respect to Client or any Account Debtor,
                                   such person's issuer or counterparty credit rating as assigned by S&P, Moody's or any other nationally recognized ratings agency.
                                   To the extent applicable, the respective
                                   Credit Ratings of Client and the relevant
                                   Account Debtor as of the Effective Date are set forth on the applicable Schedule A.

Effective Date:                    The date set forth after such term on the
                                   applicable Schedule A, which represents the effective date of BofA's initial purchase of the subject Receivables.

Event of Default:                  As defined in Section 10 of the Agreement.

Financial Inability To Pay:        An Account Debtor's failure to pay a
                                   Purchased Receivable for any reason other than one of the circumstances enumerated in
                                   Section 1(b)(7)(i) or such Account Debtor (A)
                                   (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit or its creditors; (iv) institutes or has instituted against it a proceeding seeking judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor's rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (aa) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
                                   (bb) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (v) has a resolution passed for its winding-up, official management or liquidation; (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidation, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to
                                   (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or (B) also fails, after giving effect to any applicable grace period of the relevant obligation(s) of an Account
                                   Debtor (other than such Purchased
                                   Receivable), to make, when due, any payments equal to or exceeding $10,000,000.00 under such obligations.

Grace Period Due Date:             The last day of the applicable Past Due Grace
                                   Period, and the last day on which BofA shall receive payment of the Required Amount in respect of a Purchased Receivable, as set forth in the applicable Schedule A.

Incentive Servicing Credit:        The credit given to Servicer, as determined
                                   by BofA, pursuant to Section 9(h) of the Agreement.

Maximum Invoice Tenor Period:      The time period set forth after such term on
                                   the applicable Schedule A, which represents, in connection with Receivables that BofA has approved for purchase with respect to a specific Approved Account Debtor, the maximum payment terms (i.e., the time period following the invoice date within which the Account Debtor must pay the relevant invoice) afforded such Account Debtor in any invoice evidencing such Receivables.

Minimum Invoice Amount:            The amount set forth after such term on the
                                   applicable Schedule A, which represents, in connection with Receivables that BofA has approved for purchase with respect to a specific Approved Account Debtor, the minimum payment amount specified in any invoice evidencing such Receivables.

Minimum Invoice Tenor Period:      The time period set forth after such term on
                                   the applicable Schedule A, which represents, in connection with Receivables that BofA has approved for purchase with respect to a specific Approved Account Debtor, the minimum payment terms (i.e., the time period following the invoice date within which the Account Debtor must pay the relevant invoice) afforded such Account Debtor in any invoice evidencing such Receivables.

Moody's:                           Moody's Investors Service, Inc. or any
                                   successor.

Overdue: The status of any Purchased Receivable that remains unpaid following its Grace Period Due Date.

Past Due Grace Period:             The time period set forth after such term on
                                   the applicable Schedule A, which represents, in connection with Receivables that BofA has approved for purchase with respect to a specific Approved Account Debtor, the maximum past due grace period (i.e., the time period following the invoice due date within which Client will accept payment on the relevant invoice without affording Client the ability to charge the Account Debtor a late fee, interest or other penalties) afforded such Account Debtor in any invoice evidencing such Receivables.

Purchase Price:                    As defined in Section 1(b)(1) of the
                                   Agreement.

Purchased Receivable:              Any Receivable purchased by BofA pursuant to
                                   the Agreement.

Receivables:                       All receivables, instruments, accounts,
                                   chattel paper, payment intangibles, notes, contract rights and general intangibles resulting from Client's sale of products or services before, on or after the date hereof.

Remittances:                       As defined in Section 1(b)(4) of the
                                   Agreement.

Required Amount:                   The amount set forth after such term on the
                                   applicable Schedule A, which represents the stated value of Receivables that BofA has approved for purchase with respect to a specific Approved Account Debtor.

Responsible Officer:               The assistant treasurer in charge of Client's
                                   Global Credit and Collections Department, or any equivalent officer with credit and collection responsibilities.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Schedule A:                        Any applicable Schedule A (which may be
                                   denoted Schedule A-1, etc.), in substantially the form of Annex II to the Agreement, attached and/or executed in connection with the Agreement, as such schedule is amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Servicer:                          As defined in Section 6(a) of the Agreement.

Servicer Default:                  As defined in Section 6(e) of the Agreement.

Termination Date:                  With respect to Purchased Receivables under a
                                   particular Schedule A, the earlier of (a) the applicable Stated Termination Date and (b) the date specified in a writing from BofA to Client (which date may be the date of such writing).

                              FORM OF SCHEDULE A-__

 Subject to Program for Accounts Receivable Transfer Agreement executed or to be executed by Client and Bank of America, N.A., the terms of which are hereby incorporated by reference

            Subject to credit approval and satisfactory documentation

    Client signature below mandates Bank of America to initiate Due Diligence

Effective Date: [_________]

Stated Termination Date:        [_________]

Grace Period Due Date:          [_________]

Client/Initial Servicer:        [_________]

Client's Credit Rating:         [_________]

Account Debtor:                 [_________]

Account Debtor's Credit Rating: [_________]

Account Debtor's Country
of Organization:                [_________]

Receivables:

         Required Amount:              [__]
         Minimum Invoice Tenor Period: [__] days
         Maximum Invoice Tenor Period: [__] days
         Minimum Invoice Amount:       $[__]
         Past Due Grace Period:        [__] days

Purchase Price:                 [_________]%

Due Diligence Expenses:         For the account of Client/Initial Servicer

ACCEPTED AND AGREED:

Bank of America, N.A.                                 Applied Materials, Inc.

By: ____________________                              By: ______________________
Name: __________________                              Name: ____________________
Title: _________________                              Title: ___________________

Prospective counterparties should conduct a thorough and independent review of the legal, tax and accounting aspects of any proposed transaction to determine its suitability in light of their particular circumstances. Although the indicative information set forth above is reflective of the terms, as of the specified date, under which Bank of America believes a contract might be structured, no assurance can be given that such a contract will in fact be executed.